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                                                                    EXHIBIT 10.4

                        FIDELITY NATIONAL FINANCIAL, INC.


                                                   June 25, 2006


William P. Foley, II
Alan L. Stinson
Brent Bickett
c/o Fidelity National Financial, Inc.


               RE:  Company Options

Dear Sirs:

                In order to facilitate the transactions contemplated by that certain Securities Exchange and Distribution Agreement, of even date herewith (the "Distribution Agreement"), by and between Fidelity National Financial, Inc. (the "Company") and Fidelity National Title Group, Inc., providing for, among other things, the Spin-Off (as defined in the Distribution Agreement), and the Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), by and between the Company and Fidelity National Information Services, Inc., each of you (an "Optionholder") has agreed with the Company as follows with respect to those options to purchase shares of Company common stock ("Shares") identified to you on Annex I hereto (the "Applicable Options"):



        1. Right of Exercise. From the date hereof until the earlier of (a) such time as (i) the Internal Revenue Service shall have delivered to the Company a private letter ruling confirming that the exercise of the Applicable Options by the Optionholder will not affect the tax-free treatment of the Spin-Off (a "Ruling"),
                (ii) the Company receives an opinion of a nationally recognized accounting or law firm to the same effect (a "Tax Opinion") or
                (iii) the Company's senior tax officer makes a certification the same effect (a "Tax Certificate") and (b) the termination of the Distribution Agreement and the Merger Agreement in accordance with their terms, such Optionholder will not

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                exercise any of the Applicable Options or submit any notice to the Company of the intended exercise thereof. Upon the receipt of a Ruling, Tax Opinion or Tax Certificate, the Optionholder shall have the right to exercise the Applicable Options under the terms of the applicable plan and award agreement.

        2. Forced Exercise or Cancellation. The Company shall have the right, by written notice to the Optionholder, to (a) cause the Optionholder to exercise each such Applicable Option (as described below) as contemplated by the applicable plan and award agreement or (b) cancel such Applicable Option, in each case for a settlement or cancellation price to the Optionholder equal to the difference between (i) the aggregate Fair Market Value of the Shares subject to the Applicable Option as of the date of exercise or cancellation (which date shall be specified in the written notice referred to above) and (ii) the aggregate exercise price of the Applicable Option. Such settlement or cancellation price shall be paid to the Optionholder, at the election of the Company, in (y) Shares1 having an aggregate Fair Market Value on such date equal to the settlement or cancellation price or (z) cash, in each case, net of applicable tax withholding. "Fair Market Value" means the closing price of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported. To the extent the Company exercises any of its rights under this Paragraph 2, it shall do so on the date immediately preceding the consummation of the Distribution Agreement or as near thereto as is reasonably practicable.

        3.      Termination. This agreement shall terminate on the earlier of
                (a) the termination of the Distribution Agreement and the Merger Agreement in accordance with their terms and (b) June 30, 2007.




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1       It is understood that the Company will choose this option only if the necessary Ruling or Tax Opinion shall have been received permitting settlement in Shares.


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                This agreement shall be binding upon your heirs, executors, administrators, legal representatives and assigns, if applicable.

                This agreement may be executed in any number of counterparts, all of which shall be considered a part of this agreement.


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                If you are in agreement with the foregoing, please accept and acknowledge this agreement below.



                                    Sincerely,

                                    FIDELITY NATIONAL FINANCIAL, INC.



                                    By:
                                        ------------------------------------


Acknowledged and accepted this __ day of June 2006:


                                    OPTIONHOLDERS:



                                    --------------------------------
                                    William P. Foley, II


                                    --------------------------------
                                    Alan L. Stinson


                                    --------------------------------
                                    Brent Bickett